UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

EMC INSURANCE GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (515) 345-2902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	EMCI	The Nasdaq Global Select Market

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on September 19, 2019 (the “Closing Date”) of the previously announced merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 8, 2019 (the “Merger Agreement”), by and among EMC Insurance Group Inc., an Iowa corporation (the “Company”), Employers Mutual Casualty Company, an Iowa mutual insurance company (“EMCC”) and Oak Merger Sub, Inc., an Iowa corporation and a wholly owned subsidiary of EMCC (“Merger Sub”).  On the Closing Date, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”).  As a result of the Merger, the Company is a privately-held, wholly owned subsidiary of EMCC.

Item 2.01              Completion of Acquisition or Disposition of Assets.

As noted in the Introductory Note, which is incorporated by reference herein, on the Closing Date, the Company completed the Merger. By virtue of the Merger, each share of the Company’s common stock, par value $1.00 per share (“Common Stock”), that was issued and outstanding immediately prior to the time the Merger became effective (the “Effective Time”) (other than shares (i) held by Merger Sub, EMCC, the Company or any subsidiary of EMCC or the Company (the “Excluded Shares”) and (ii) held by shareholders who have demanded and perfected their right to appraisal of their shares in accordance with Division XIII of the Iowa Business Corporation Act and have not withdrawn or otherwise lost such rights to appraisal, were converted into the right to receive $36.00 in cash, without interest (the “Merger Consideration”), and were automatically canceled and have ceased to exist. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and it is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On September 19, 2019, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the effectiveness of the Merger. As a result, trading in the Common Stock on Nasdaq was suspended and the Company has requested that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to remove the Common Stock from listing on Nasdaq and from registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company will file a certificate on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03              Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all shares of the Common Stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, were converted into the right to receive the Merger Consideration and the holders of such shares of Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration, subject to the provisions set forth in the Merger Agreement.

Pursuant to the Merger Agreement and the terms therein, at the Effective Time, each option to purchase shares of Common Stock that was outstanding immediately prior to the Effective Time with an exercise price per share that was less than the Merger Consideration was cancelled in exchange for an amount in cash equal to the product of (i) the excess of the Merger Consideration over the per share exercise price of the option, and (ii) the number of shares of Common Stock underlying the option.  Any option that was outstanding immediately prior to the Effective Time with an exercise price per share that was equal to or greater than the Merger Consideration was cancelled at the Effective Time for no consideration.

In addition, at the Effective Time, each restricted share of Common Stock that was outstanding and not vested immediately prior to the Effective Time was forfeited and converted into a right to receive from EMCC payment of cash in an amount equal to the Merger Consideration, which right shall continue to be subject to the vesting conditions and risk of forfeiture applicable to the unvested restricted share that was converted.

Finally, at the Effective Time, each restricted share unit that was outstanding immediately prior to the Effective Time was canceled, extinguished and converted into a right to receive from EMCC payment of cash in an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of shares of Common Stock underlying such restricted stock unit, which right will continue to be subject to the vesting conditions and risk of forfeiture applicable to the restricted share unit from which it was converted.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01              Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, upon the closing of the Merger, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation as of immediately following the Merger.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the articles of incorporation and bylaws of the Company were amended pursuant to the terms of the Merger Agreement.  A copy of the restated articles of incorporation and bylaws of the Surviving Corporation are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are hereby incorporated by reference herein.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On September 18, 2019, the Company held a special meeting of shareholders (the “Special Meeting”).  At the Special Meeting, the Company’s shareholders (including a majority of the Company’s shareholders not affiliated with the Company and EMCC (the “Majority of the Minority”)) voted on the following proposals.

At the Special Meeting, holders of 19,880,230 shares of Common Stock, which represents approximately 91.72% of the shares of Common Stock outstanding as of the record date of August 8, 2019, were represented in person or by proxy.

The final voting results with respect to the approval of the Merger Agreement, including the voting results for the Majority of the Minority vote on the approval of the Merger Agreement, and the adjournment of the Special Meeting, if necessary, were as follows:

Proposal 1 — Approval of the Merger Agreement

All Shareholders Voting as a Single Class

For	Against	Abstain
18,681,040	1,183,539	15,651

Majority of the Minority Vote Only (9,297,947 outstanding shares of Common Stock entitled to be voted at the Special Meeting in the Majority of the Minority Vote)

For	Against	Abstain
6,304,749	1,183,539	15,651

Proposal 2 — Adjournment of the Special Meeting

For	Against	Abstain
18,383,476	1,476,862	19,892

Item 8.01              Other Events.

On September 18, 2019, the Company issued a press release announcing the final voting results of the Special Meeting. On September 19, 2019, the Company issued a press release announcing the closing of the Merger.  The press releases are filed as Exhibits 99.1 and 99.2, respectively.

Item 9.01(d)         Financial Statements and Exhibits.

Exhibit 2.1: Agreement and Plan of Merger, dated as of May 8, 2019, by and among EMC Insurance Group Inc., Employers Mutual Casualty Company and Oak Merger Sub, Inc.* (incorporated herein by reference to Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission on May 9, 2019).

Exhibit 3.1: Restated Articles of Incorporation of the Surviving Corporation.

Exhibit 3.2: Restated Bylaws of the Surviving Corporation

Exhibit 99.1: Press release dated September 18, 2019.

Exhibit 99.2: Press release dated September 19, 2019.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.

/s/ Mark E. Reese
Date: September 19, 2019	Mark E. Reese
Senior Vice President and Chief Financial Officer